Exhibit 99.10(a)
                     Consent of Sutherland Asbill & Brennan LLP

                                                                  EXHIBIT 10 (a)

                  [Sutherland Asbill & Brennan LLP Letterhead
                          1275 Pennsylvania Ave., N.W.
                             Washington, DC 20004]


STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: sroth@sablaw.com

                                 April 27, 2001



VIA EDGARLINK
-------------

Board of Directors
IL Annuity and Insurance Company
2960 North Meridian Street
Indianapolis, Indiana  46208

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the registration statement on Form N-4 for IL Annuity and Insurance Co. Separate Account 1 (File No. 033-89028). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP




                                By: /s/ Stephen E. Roth
                                    -------------------
                                    Stephen E. Roth